Incorporated under the laws of Nevada

NUMBER

SHARES

CLEAN WIND ENERGY

500,000,000 Authorized Common Shares
$0.0001 Par Value NON-ASSESSABLE

CUSIP 18451J 104

This Certifies that ______________________________ *is the*
registered holder of ______________________________ *Shares*

Clean Wind Energy Tower, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____________ day of ____________ A.D. 20 ____*

Secretary

Clean Wind
Corporate Seal
Nevada
Energy Tower, Inc.

President

Countersignature: ______________________________
Columbia Stock Transfer Company, 601 Seltice Way Suite 202, Post Falls, ID 83854

For Value Received, ________ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________ *, 20* ____ .

In presence of

____________________________ ____________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.